United States

Securities and Exchange Commission

Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Dynamic Shares Trust
(Exact name of registrant as specified in its charter)

Delaware	32-6540728
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Dynamic Shares LLC 401 W. Superior St., Suite 300 Chicago, IL	60654
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units of Beneficial Interest of Dynamic Short Short-Term Volatility Futures ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-278249

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are units of beneficial interest (the “Shares”), of the Dynamic Short Short-Term Volatility Futures ETF (the “Fund”), a series of Dynamic Shares Trust (the “Trust”). An application for listing of the Shares of the Fund has been filed with and approved by Cboe BZX Exchange, Inc. A description of the Shares is contained in the Fund’s prospectus, which is a part of the Registration Statement on Form S-1 (Registration No. 333-277681), filed with the Securities and Exchange Commission on or about May 29, 2024. Such description is incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dynamic Shares Trust

By:	/s/ Weixuan Zhang
Weixuan Zhang
Principal Executive Officer

September 25, 2024